FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

Issuer Free Writing Prospectus

Relating to S-3 Registration Statement

Filed Pursuant to Rule 433

Registration Nos. 333-187692 and 333-187692-01 through -05

June 10, 2013

$445,825,000

FirstEnergy Ohio PIRB Special Purpose Trust 2013

Issuing Entity

Pass-Through Trust Certificates

CEI Funding LLC	OE Funding LLC	TE Funding LLC

Issuers of the Phase-In-Recovery Bonds

The Cleveland Electric Illuminating Company

Ohio Edison Company	The Toledo Edison Company

Sponsors, Sellers, Initial Servicers and Depositors

Transaction Summary

FirstEnergy Ohio PIRB Special Purpose Trust 2013, referred to herein as the issuing entity, is offering $445,825,000 of pass-through trust certificates in three tranches, designated A-1, A-2 and A-3, referred to herein as the certificates. The certificates will represent fractional undivided beneficial interests in the phase-in-recovery bonds, collectively referred to herein as the bonds, of CEI Funding LLC, a wholly-owned subsidiary of The Cleveland Electric Illuminating Company, or CEI, OE Funding LLC, a wholly-owned subsidiary of Ohio Edison Company, or OE, and TE Funding LLC, a wholly-owned subsidiary of The Toledo Edison Company, or TE, and other specified property of the issuing entity constituting trust property. CEI Funding LLC, OE Funding LLC and TE Funding LLC are collectively referred to herein as the bond issuers. The bonds will be 100% owned by the issuing entity. Each tranche of certificates will receive payments received by the issuing entity on the corresponding tranche of bonds of each bond issuer (with payments of principal due and payable on the bonds of a bond issuer as a result of an event of default (and assuming all bonds have been declared immediately due and payable) under that bond issuer’s bond indenture, or upon final maturity, to be paid pro rata based on the respective principal amounts of such bonds). The issuing entity will grant to the certificate trustee, for the benefit of the certificateholders, a lien on the bonds of each bond issuer and other trust property. CEI, OE and TE are the sellers of the phase-in-recovery properties (described below) and will serve as the initial servicers with regard to the bonds.

Each of the bonds will be secured primarily by the right to impose, charge and collect irrevocable nonbypassable usage-based charges payable by retail electric customers in the service territories of CEI, OE and TE, as the case may be, referred to herein as phase-in-recovery charges. Each of the bonds will be a non-recourse obligation of CEI Funding LLC, OE Funding LLC or TE Funding LLC, as the case may be. Neither the bonds nor the certificates will be legal obligations of CEI, OE or TE, as the sponsors, sellers, initial servicers and depositors. Payment on the bonds of each bond issuer and thus payment on the certificates will be supported by credit enhancement consisting principally of a semiannual true-up adjustment of phase-in-recovery charges intended to ensure recovery of amounts sufficient to timely pay scheduled principal and interest and other approved financing costs and amounts available in the capital subaccount under each bond indenture to the extent there are insufficient funds in the general subaccount and excess funds subaccount to pay interest and principal on the bonds.

Sections 4928.23 through 4928.2318 of the Ohio Revised Code, passed by the Ohio House of Representatives and the Ohio Senate in December 2011, and effective March 2012, referred to herein as the Securitization Act, created the regulatory structure that provides for the creation of phase-in-recovery property (i.e. the right to impose, charge and collect phase-in-recovery charges) and allows electric distribution utilities to issue bonds secured by such property to securitize certain uncollected “phase-in costs” previously authorized by the Public Utilities Commission of Ohio, or the PUCO. Pursuant to an irrevocable financing order issued by the PUCO under the Securitization Act, each of CEI, OE and TE, as initial servicer, will collect phase-in-recovery charges on behalf of the applicable bond issuer and remit such phase-in-recovery charges to the applicable bond indenture trustee, who will pay such amounts to the certificate indenture trustee for pass-through to holders of the certificates.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

Neither the certificates, the bonds nor the phase-in-recovery property securing the bonds is an obligation of the State of Ohio, the PUCO or any political subdivision, governmental agency, authority or instrumentality of the State of Ohio or of FirstEnergy Corp., or FirstEnergy, CEI, OE and TE or any of their respective affiliates, except for the bond issuers and the issuing entity.

Neither the full faith and credit nor the taxing power of the State of Ohio, nor the PUCO, nor any political subdivision, agency, authority or instrumentality of the State of Ohio is pledged to the payment of principal of, or interest on, the certificates or the bonds, or the payments securing the bonds. Furthermore, neither the State of Ohio, nor the PUCO, nor any political subdivision, agency, authority or instrumentality of the State of Ohio will appropriate any funds for the payment of any of the certificates or the bonds.

This Preliminary Term Sheet has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any certificates in any jurisdiction where such offer or sale is prohibited. Please read the important information and qualifications beginning on page 21 of this Preliminary Term Sheet.

Joint Bookrunning Managers

Citigroup	Credit Agricole Securities	Goldman, Sachs & Co.

Co-Managers

Barclays Capital	BofA Merrill Lynch	RBS

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

$445,825,000

FirstEnergy Ohio PIRB Special Purpose Trust 2013

Issuing Entity

Pass-Through Trust Certificates

Summary of Terms

Anticipated Fixed Rate Certificate Offering

Tranche[1]	Expected Weighted Average Life (Years)[2]	Expected Size[3]($)	Scheduled Final Distribution Date[4]	Scheduled Principal Payments Begin	No. of Scheduled Semiannual Principal Payments
A-1	1.60	$112,909,000	1/2017	1/2014	7
A-2	5.07	$70,695,000	1/2020	1/2017	7
A-3	13.69	$262,221,000	1/2034	1/2020	29

Issuing Entity and Capital Structure

FirstEnergy Ohio PIRB Special Purpose Trust 2013.

The issuing entity was formed by the bond issuers on May 7, 2013 specifically for the purpose of purchasing the bonds from the bond issuers and issuing the certificates offered hereby. The issuing entity is a Delaware statutory trust. The principal assets of the issuing entity will be the bonds. The declaration of trust does not permit the issuing entity to engage in any activities other than acquiring the bonds, holding the bonds, issuing the certificates and engaging in other related activities. The issuing entity may not issue additional certificates other than in connection with transfers, exchanges or replacements permitted under the certificate indenture.

Each bond issuer will be capitalized by an upfront cash deposit by CEI, in the case of CEI Funding LLC, OE, in the case of OE Funding LLC and TE, in the case of TE Funding LLC, of 0.50% or, in the case of TE Funding LLC, 1.75% of the initial principal amount of the bonds of the related bond issuer (to be held in the capital subaccount) and will have an excess funds subaccount to retain, until the next payment date, any amounts collected remaining after all payments on the bonds have been made (and otherwise in accordance with the priority of payments).

[1]	Each tranche pays sequentially.
[2]	The weighted average lives assume a closing date of June 19, 2013.
[3]	Tranche sizes are preliminary and subject to change.
[4]

The final maturity (i.e., the date by which the principal must be repaid to prevent an event of default) of each tranche of the bonds is two years after the scheduled final payment date for such tranche.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

Our Relationship with the PUCO

Pursuant to the financing order:

•      the PUCO or its designated representative has a decision-making role co-equal with the sponsors with respect to the structuring and pricing of the certificates and all matters related to the structuring and pricing of the certificates will be determined through a joint decision of the sponsors and the PUCO or its designated representative or financial advisor;

•      the PUCO’s financial advisor will participate fully in all plans and decisions related to the pricing, marketing and structuring of the bonds and certificates and will be provided timely information as necessary to fulfill its obligation to advise the PUCO in a timely manner but makes no representations as to any of the information contained herein; and

•      the servicers will file periodic adjustments to the phase-in- recovery charges with the PUCO on our and the bond issuers’ behalf.

The bond issuers have agreed that certain reports concerning phase-in-recovery charge collections will be provided to the PUCO.

Sellers, Sponsors, Initial Servicers and Depositors

CEI is a public electric utility, which provides regulated electric distribution services in northeastern Ohio, and a wholly-owned subsidiary of FirstEnergy. CEI provides regulated electric distribution services in an area of 1,600 square miles in northeastern Ohio, serving 747,000 customers.

OE is a public electric utility, which provides regulated electric distribution services in central and northeastern Ohio, and a wholly-owned subsidiary of FirstEnergy. OE engages in the distribution and sale of electric energy to communities in a 7,000 square mile area of central and northeastern Ohio, serving 1,032,000 customers.

TE is a public electric utility, which provides regulated electric distribution services in northwestern Ohio, and a wholly-owned subsidiary of FirstEnergy. TE provides regulated electric distribution services in an area of 2,300 square miles in northwestern Ohio, serving 309,000 customers.

Each of the Ohio Companies has an address at 76 South Main Street, Akron, Ohio 44308. The telephone number of the sponsors, sellers, initial servicers and depositors is (800) 736-3402.

CEI, OE and TE, acting as the initial servicers, and any successor servicer(s), referred to in the prospectus supplement and prospectus as the servicers, will service the phase-in-recovery property securing the bonds under separate servicing agreements with the bond issuers.

None of the Ohio Companies, FirstEnergy or any of their respective affiliates (other than the bond issuers and the issuing entity) is an obligor on the bonds or the certificates.

Securities Offered	$ 445,825,000 FirstEnergy Ohio PIRB Special Purpose Trust 2013 Pass-Through Trust Certificates. The certificates offered will be issued in three tranches, tranche A-1, tranche A-2 and tranche A-3. No other tranches will be offered in this transaction.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

Each tranche of certificates will represent fractional undivided beneficial interests in the bonds of each of the bond issuers and other trust property. Holders of each tranche of certificates will receive payments received by the issuing entity on the corresponding tranche of bonds of each bond issuer, which will be the primary source of distributions on a tranche of certificates. Please read “Description of the Certificates” and “Description of the Bonds” in the prospectus supplement and prospectus.

The issuing entity will be the initial sole holder of all of the bonds. While it is expected that the issuing entity will be at all times the sole holder of all of the bonds, it is possible that one or more bonds could be sold as a result of an event of default.

Expected Ratings	“AAAsf”/ “Aaa(sf)”/ “AAA(sf)” by Fitch, Moody’s and S&P, respectively.

Payment Dates and Interest Accrual	Interest will be distributed on the certificates semiannually, on January 15 and July 15. The first scheduled interest and principal distribution date is January 15, 2014. If any interest distribution date is not a business day, distributions scheduled to be made on such date may be made on the next succeeding business day and no interest shall accrue upon such payment during the intervening period. On each distribution date, the certificate trustee will distribute interest on and principal of the certificates to the extent interest and principal is received on the corresponding tranches of bonds to the holders of each tranche of certificates as of the close of business on the record date. Interest on the bonds will be calculated on a 30/360 basis.

Optional Redemption	None. Neither the certificate indenture nor the bond indentures permit an optional redemption of the certificates or the bonds, respectively.

Average Life Profile	Prepayment is not permitted. Extension risk is expected to be statistically remote.

Security / Credit Enhancement	Each tranche of certificates will represent fractional undivided beneficial interests in the bonds of each of the bond issuers and other trust property. The issuing entity will grant to the certificate trustee, for the benefit of the certificateholders, a lien on the bonds of each of the bond issuers and other trust property. See “Description of the Certificates” in the prospectus supplement and in the prospectus. The bonds issued by each bond issuer will be secured primarily by the phase-in-recovery property of such bond issuer, which will generally consist of its irrevocable right to impose, charge and collect nonbypassable usage-based phase-in-recovery charges from retail electric customers in its sponsor’s service territory. Credit enhancement for the bonds, through a true-up adjustment mechanism and capital subaccount, is intended to protect against losses or delays in scheduled payments on the bonds and, accordingly, the certificates.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

Phase-In-Recovery Property	The phase-in-recovery property of each bond issuer generally consists of its irrevocable right to impose, charge and collect nonbypassable usage-based phase-in-recovery charges from retail electric customers in its sponsor’s service territory. Each bond issuer will purchase its phase-in-recovery property from its seller.

Nonbypassable Phase-In-Recovery Charges

CEI, OE and TE have obtained from the PUCO, which regulates electric distribution utilities in Ohio, a financing order (i) designating the phase-in costs and approving certain financing costs associated with issuing and servicing the CEI Funding bonds, the OE Funding bonds and the TE Funding bonds, respectively, (ii) authorizing the sale of the phase-in-recovery property to CEI Funding, OE Funding and TE Funding and (iii) authorizing the issuing entity structure. This financing order authorizes CEI, OE and TE to recover their respective phase-in costs and approved financing costs and authorizes the billing and collection by CEI, OE and TE of the respective phase-in-recovery charges as servicers of the bond issuers.

Phase-in-recovery charges are nonbypassable in that such charges cannot be avoided by any customer or other person obligated to pay the charges. Subject to the methodology approved in the financing order, the phase-in-recovery charges will apply to all retail electric customers of CEI, OE and TE, as the case may be, for as long as they remain retail customers of such electric distribution utility. If a customer of the electric distribution utility purchases electric generation service from a competitive retail electric service provider, the electric distribution utility is authorized by the Securitization Act to collect the phase-in-recovery charges directly from that customer. If a customer of the electric distribution utility subsequently receives retail electric distribution service from another electric distribution utility operating in the same service area, including by succession, assignment, transfer or merger, the phase-in-recovery charges will continue to apply to that customer. However, if a customer switches its retail electric distribution service to a municipal utility, the phase-in-recovery charges will not continue to apply to that customer.

The phase-in-recovery charges are separate and apart from CEI’s, OE’s and TE’s base rates, and are subject to adjustment semiannually (other than the initial adjustment, which will be completed within 12 months after the issuance date of the bonds, and adjustments during the period commencing with the start of the last year that the last maturing tranche of bonds is expected to be outstanding and ending with the final maturity date, in which case adjustments as frequently as monthly may be necessary).

Statutory True-Up Adjustments to the Phase-In-Recovery Charges

Each of the servicers will calculate and set their respective initial phase-in-recovery charges at a level estimated to generate sufficient revenues (and taking into account the cap on certain ongoing financing costs):

•     to pay fees and expenses related to the servicing and retirement of the bonds of the related bond issuer and of the certificates allocable to the bond issuer, including, without limitation, trustee fees and expenses, servicing costs, rating agency surveillance fees, legal and accounting fees and other ongoing financing costs, as well as adjustments for dealing with estimated and actual costs;

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

•      to pay interest on the bonds;

•      to pay principal of each tranche of such bonds according to the related expected amortization schedule;

•      to replenish the capital subaccount to the required capital level; and

•      to pay all additional fees, costs and charges and other financing costs approved under the financing order.

The initial adjustment to the phase-in-recovery charges will be completed within 12 months after the issuance date of the bonds. Thereafter, such adjustments will be made semiannually, with the exception of the period commencing with the start of the last year that the last maturing tranche of bonds is expected to be outstanding and ending with the final maturity date, in which case adjustments may be made as frequently as monthly, if necessary.

Each servicer will base adjustments to the related phase-in-recovery charges on actual overcollections and undercollections, debt service costs and updated assumptions as to various factors, including electricity usage by customers and rates of charge-offs. These adjustments will continue until interest on and principal of all tranches of the CEI Funding bonds, in the case of CEI, OE Funding bonds, in the case of OE and the TE Funding bonds, in the case of TE, have been paid in full.

No later than November 1 and May 1 of each year after the initial adjustment, each servicer will file with the PUCO its semiannual request for approval of the adjusted phase-in-recovery charges. Such adjustments will become automatically effective 60 days after the request is submitted unless otherwise ordered by the PUCO. The PUCO’s review of these requests is limited to determining whether there is any mathematical error in the servicer’s application of the adjustment mechanism to the phase-in-recovery charges.

There is no “cap” on the level of phase-in-recovery charges that may be imposed on retail electric customers to pay on a timely basis scheduled principal of and interest on the bonds and replenish capital subaccounts (although there is a “cap” on certain approved financing costs).

State of Ohio Pledge	The Securitization Act contains a pledge and agreement by the State of Ohio with the bondholders and bond issuers that the State of Ohio will not take or permit any action that impairs the value of phase-in-recovery property under a financing order or revises the phase-in-costs for which recovery is authorized under a financing order or, except for the approved adjustment mechanism authorized in a financing order and allowed under the Securitization Act, reduce, alter or impair phase-in-recovery charges until the bonds, all financing costs and all amounts to be paid under any ancillary agreement are paid or performed in full. The PUCO invoked this pledge on behalf of the State of Ohio in the financing order.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

Ohio has both an initiative and a referendum process. The time for challenging the Securitization Act through referendum has expired, but the right of voters in Ohio to enact laws by initiative can be exercised at any time, provided a lengthy process is followed and successfully concluded.

Tax Treatment	For federal income tax purposes, the issuing entity will be treated as a “grantor trust,” and thus not taxable as a corporation, and each tranche of certificates will be treated as representing ownership of fractional undivided beneficial interests in the bonds of each of the bond issuers and other trust property. Interest and original issue discount, if any, on the certificates, and any gain on the sale of the certificates, generally will be included in gross income of certificateholders for federal income tax purposes. Interest on the certificates and any profit on the sale of the certificates are subject to Ohio personal income taxes. For taxpayers other than a limited class of financial institutions, Ohio does not currently impose a personal property tax to which the certificates would be subject.

Type of Offering	SEC registered.

ERISA Eligible	Yes, as described in the prospectus. Please read “Certain ERISA and Other Considerations” in the prospectus.

Minimum Denomination of the Certificates	$100,000 or integral multiples of $1,000 in excess thereof except for one certificate of each tranche, which may be of a smaller denomination.
OTHER CONSIDERATIONS

Initial Phase-In-Recovery Charges as a Portion of Customers’ Total Electricity Bill

Phase-in-recovery charges are nonbypassable in that such charges cannot be avoided by any customer or other person obligated to pay the charges.

The phase-in-recovery charges are separate and apart from CEI’s, OE’s and TE’s base rates, and are subject to adjustment semiannually (other than the initial adjustment, which will be completed within 12 months after the issuance date of the bonds, and adjustments in the last year that the last maturing tranche of bonds of each bond issuer is expected to be outstanding, in which case adjustments as frequently as monthly may be necessary).

CEI customers are expected to have estimated initial phase-in-recovery charges of 0.3892 cents/kWh resulting in an estimated monthly cost of $3.89 for the typical residential bill (1,000 kWh), which represents approximately 3.0% of such monthly residential bill. Under current recovery methods, a 1,000 kWh residential customer would pay on average an estimated total monthly charge of 0.4316 cents/kWh resulting in a monthly cost of $4.32.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

OE customers are expected to have estimated initial phase-in-recovery charges of 0.3281 cents/kWh resulting in an estimated monthly cost of $3.28 for the typical residential bill (1,000 kWh), which represents approximately 2.5% of such monthly residential bill. Under current recovery methods, a 1,000 kWh residential customer would pay on average an estimated total monthly charge of 0.3540 cents/kWh resulting in a monthly cost of $3.54.

TE customers are expected to have estimated initial phase-in-recovery charges of 0.0252 cents/kWh resulting in an estimated monthly cost of $0.25 for the typical residential bill (1,000 kWh), which represents approximately 0.2% of such monthly residential bill. Under current recovery methods, a 1,000 kWh residential customer would pay on average an estimated total monthly charge of 0.0257 cents/kWh resulting in a monthly cost of $0.26.

The amounts shown above are dependent on a number of assumptions and based on estimates and market conditions as of June 1, 2013. Such amounts will also periodically change throughout the recovery period in accordance with the approved adjustment mechanism described in the prospectus.

Joint Bookrunners	Citigroup Global Markets Inc., Credit Agricole Securities and Goldman, Sachs & Co.

Co-Managers	Barclays Capital Inc., BofA Merrill Lynch and RBS Securities Inc.

SETTLEMENT

Certificate Trustee	U.S. Bank National Association

Indenture Trustee	U.S. Bank National Association

Expected Settlement

June 19, 2013, settling flat. DTC, Clearstream and Euroclear.

It is expected that delivery of the certificates will be made on or about the date specified above, which is expected to be the sixth business day (T+6) following the date of the prospectus supplement. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days (T+3), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the certificates on the date of the prospectus supplement or the next business day will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the certificates who wish to trade the certificates on the date of the prospectus supplement or the next business day should consult their own advisors.

Use of Proceeds	The issuing entity will use the entire proceeds received from the sale of the certificates, net of underwriting discounts, to purchase the bonds from the bond issuers. Each bond issuer will use the net proceeds from the sale of its bonds to pay its share of the expenses of the issuance and sale of the bonds and the certificates and to purchase the phase-in-recovery property from its seller. The sellers will use the net proceeds from the sale of the phase-in-recovery

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

properties primarily to repay outstanding debt. Net proceeds may also be used by any seller for other general corporate purposes to the extent set forth in the financing order.

More Information	For a complete discussion of the proposed transaction, please read the prospectus and the prospectus supplement when available.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

Parties to Transaction and Responsibilities

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

Allocations and Distributions

CUSTOMERS
Payments to the servicer in respect of the phase-in-recovery charge
SERVICER
Daily remittance of estimated payments arising from phase-in-recovery charge
COLLECTION ACCOUNT
Subject to cap to the extent applicable, semiannual application of amounts in collection account, including earnings, in the following priority:
1
BOND TRUSTEE, CERTIFICATE TRUSTEE, DELAWARE TRUSTEE, ISSUING ENTITY:
Fees, expenses and indemnity amounts
2
SERVICER:
Servicing fee
3
ADMINISTRATOR:
Administration fee
4
BOND ISSUER AND ISSUING ENTITY:
Other operating expenses
5
CERTIFICATE HOLDERS:
• Overdue semiannual interest
• Semiannual interest
6
CERTIFICATE HOLDERS:
• Principal following event of default or on final maturity
• Scheduled principal payments
7
BOND ISSUER, ISSUING ENTITY AND TRUSTEES:
Unpaid operating expenses and indemnities
8
CAPITAL SUBACCOUNT:
Up to required capital level
9
SELLER:
Equal to one-half of 6.85% of the required capital level
10
SERVICER:
Reimbursement of certain indemnity amounts paid to trustees
11
EXCESS FUNDS SUBACCOUNT:
Allocation of the remainder, if any
12
BOND ISSUER:
Balance, if any, following payment of bonds and approved financing costs and unpaid amounts to trustees that exceeded the cap

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

Key Questions and Answers on Statutory True-Up Adjustment Mechanism

Q1:	Could the financing order be rescinded or altered or the PUCO fail to act to implement the true-up adjustment mechanism?

A: Not without the PUCO violating the Securitization Act or its pledge under the financing order. A financing order, once effective, together with the phase-in-recovery charges authorized in the financing order, is irrevocable and the PUCO may not reduce, impair, postpone or terminate the phase-in-recovery charges authorized in the financing order or impair the property or the collection or recovery of phase-in costs, except for periodic adjustments in accordance with the adjustment mechanism. The State of Ohio has pledged and agreed in the Securitization Act and the PUCO has pledged in the financing order not to take or permit any action that impairs the value of the phase-in-recovery property or, except as allowed under the Securitization Act, reduces, alters or impairs phase-in-recovery charges that are imposed, charged, collected or remitted until the bonds and all other approved financing costs are paid in full. The obligations of the PUCO and the State of Ohio in the final financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds and are legally enforceable by bondholders against the State of Ohio.

Q2:	Could the Securitization Act be repealed or altered by the State of Ohio in a manner that will impair the value of the security or prevent timely repayment of the Bonds?

A: Not without the State of Ohio violating its pledge under the Securitization Act not to take or permit any action that impairs the value of the phase-in-recovery property or, except as allowed under the Securitization Act, reduces, alters or impairs phase-in-recovery charges that are imposed, charged, collected or remitted until the bonds and all other approved financing costs are paid in full.

Q3:	Are there any circumstances, or any reason, in which the true-up adjustment mechanism would not be applied to customer bills, e.g., economic recession, temporary power shortages, blackouts, bankruptcy of the parent company?

A: No. Once the bonds are issued, the provisions of the irrevocable financing order that relate to the bonds (including the statutory true-up adjustment mechanism) are unconditional. The initial adjustment to the phase-in-recovery charges will be completed within 12 months after the issuance date of the bonds. Thereafter, such adjustments will be made semiannually, with the exception of the last year that the last maturing tranche of bonds of each bond issuer is expected to be outstanding, in which case adjustments may be made as frequently as monthly, if necessary. Each servicer will base adjustments to the related phase-in-recovery charges on actual overcollections and undercollections, debt service costs and updated assumptions as to various factors, including electricity usage by customers and rates of charge-offs. These adjustments will continue until interest on and principal of the applicable bonds have been paid in full. No later than November 1 and May 1 of each year after the initial adjustment, each servicer will file with the PUCO its semiannual request for approval of the adjusted phase-in-recovery charges. Such adjustments will become automatically effective 60 days after the request is submitted unless otherwise ordered by the PUCO. The PUCO’s review of these requests is limited to determining whether there is any mathematical error in the servicer’s application of the adjustment mechanism to the phase-in-recovery charges, including the calculation of any proportionate charges allocated to governmental aggregation customers as directed in the financing order.

Q4:	Can customers avoid paying phase-in-recovery charges if they switch electricity providers?

A: No. The Securitization Act provides that, as long as the bonds are outstanding and the related phase-in costs and approved financing costs have not been recovered in full, the phase-in-recovery charges authorized under the financing order are nonbypassable. “Nonbypassable” means that phase-in-recovery charges cannot be avoided by any customer or other person obligated to pay such charges. Subject to the adjustment mechanism (as further described in the prospectus supplement and prospectus), phase-in-recovery charges will apply to all retail customers of an electric distribution utility for as long as they remain retail customers of such electric distribution utility. If a customer of the electric distribution utility purchases electric generation service from a competitive retail electric service provider, the electric distribution utility is authorized by the Securitization Act to collect the phase-in-recovery charges directly from that customer. If a customer of the electric distribution utility subsequently receives retail electric distribution service from another electric distribution utility operating in the same service area, including by succession, assignment, transfer or merger, the phase-in-recovery charges will continue to apply to that customer. If a customer switches its retail electric distribution service to a municipal utility, the phase-in-recovery charges will not continue to apply to that customer. Please read “The Securitization Act” in the prospectus.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

Q5:	Is there any cap or limit on the amount of the phase-in-recovery charges for any customer?

A: No. There is no “cap” on the level of phase-in-recovery charges that may be imposed on retail electric customers to pay on a timely basis scheduled principal and interest on the bonds and replenish capital subaccounts. However, there is a “cap” on certain approved financing costs that may be recovered through phase-in-recovery charges.

Q6:	What happens if, for any reason, electricity usage and, as a result, related phase-in-recovery charges, are less than projected at any time over the life of any of the bonds?

A: The phase-in-recovery charges paid by retail electric customers of the applicable Ohio Company will be increased to ensure payment of such bonds pursuant to the true-up adjustment mechanism.

Q7:	What if customers leave the service territory of an Ohio Company or fail to pay the phase-in-recovery charges?

A: In the event customers leave an Ohio Company’s service territory or fail to pay the phase-in-recovery charges of the applicable bond issuer and undercollections result or are projected to result, the true-up adjustment mechanism allows the Ohio Company to calculate the phase-in-recovery charges which must be billed in order to generate sufficient revenues to provide timely payment of principal and interest on the bonds, together with approved financing costs, for the ensuing six-month period. Please read “Servicing Agreements—True-Up Adjustment Process” in the prospectus.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

Expected Amortization Schedule5

Outstanding Bond Principal Balances

CEI Funding LLC

Semiannual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size	$72,786,000	$56,276,000	$103,085,000
Date
Closing Date	$72,786,000	$56,276,000	$103,085,000
1/2014	58,482,476	56,276,000	103,085,000
7/2014	42,547,070	56,276,000	103,085,000
1/2015	32,716,675	56,276,000	103,085,000
7/2015	23,435,180	56,276,000	103,085,000
1/2016	14,000,369	56,276,000	103,085,000
7/2016	4,715,641	56,276,000	103,085,000
1/2017	0	51,560,284	103,085,000
7/2017	0	42,286,280	103,085,000
1/2018	0	32,865,115	103,085,000
7/2018	0	23,572,831	103,085,000
1/2019	0	14,065,983	103,085,000
7/2019	0	4,713,867	103,085,000
1/2020	0	0	98,370,509
7/2020	0	0	89,112,871
1/2021	0	0	79,558,138
7/2021	0	0	70,390,983
1/2022	0	0	67,893,326
7/2022	0	0	65,496,390
1/2023	0	0	63,016,022
7/2023	0	0	60,565,929
1/2024	0	0	58,055,045
7/2024	0	0	55,530,463
1/2025	0	0	52,935,209
7/2025	0	0	50,324,845
1/2026	0	0	47,642,371
7/2026	0	0	44,943,325
1/2027	0	0	42,170,684
7/2027	0	0	39,379,960
1/2028	0	0	36,514,105
7/2028	0	0	33,628,605
1/2029	0	0	30,666,385
7/2029	0	0	27,682,907
1/2030	0	0	24,621,067
7/2030	0	0	21,536,299
1/2031	0	0	18,371,473
7/2031	0	0	15,181,994
1/2032	0	0	11,910,701
7/2032	0	0	8,612,971
1/2033	0	0	5,231,615
7/2033	0	0	1,821,977
1/2034	0	0	0
7/2034	0	0	0
1/2035	0	0	0
7/2035	0	0	0

[5]	Preliminary, subject to change. May not total due to rounding.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

OE Funding LLC

Semiannual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size	$36,249,000	$10,465,000	$123,263,000
Date
Closing Date	$36,249,000	$10,465,000	$123,263,000
1/2014	23,312,181	10,465,000	123,263,000
7/2014	8,505,743	10,465,000	123,263,000
1/2015	6,139,875	10,465,000	123,263,000
7/2015	4,393,781	10,465,000	123,263,000
1/2016	2,636,446	10,465,000	123,263,000
7/2016	877,293	10,465,000	123,263,000
1/2017	0	9,587,676	123,263,000
7/2017	0	7,835,974	123,263,000
1/2018	0	6,086,634	123,263,000
7/2018	0	4,337,841	123,263,000
1/2019	0	2,588,726	123,263,000
7/2019	0	853,828	123,263,000
1/2020	0	0	122,409,684
7/2020	0	0	120,725,306
1/2021	0	0	119,024,863
7/2021	0	0	117,240,251
1/2022	0	0	113,192,656
7/2022	0	0	109,122,852
1/2023	0	0	105,003,679
7/2023	0	0	100,872,884
1/2024	0	0	96,718,679
7/2024	0	0	92,465,244
1/2025	0	0	88,170,170
7/2025	0	0	83,773,505
1/2026	0	0	79,332,800
7/2026	0	0	74,788,065
1/2027	0	0	70,196,810
7/2027	0	0	65,499,001
1/2028	0	0	60,752,107
7/2028	0	0	55,896,053
1/2029	0	0	50,988,261
7/2029	0	0	45,968,613
1/2030	0	0	40,894,488
7/2030	0	0	35,705,719
1/2031	0	0	30,459,638
7/2031	0	0	25,096,034
1/2032	0	0	19,672,188
7/2032	0	0	14,127,839
1/2033	0	0	8,520,222
7/2033	0	0	2,789,022
1/2034	0	0	0
7/2034	0	0	0
1/2035	0	0	0
7/2035	0	0	0

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

TE Funding LLC

Semiannual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size	$3,874,000	$3,954,000	$35,873,000
Date
Closing Date	$3,874,000	$3,954,000	$35,873,000
1/2014	3,461,387	3,954,000	35,873,000
7/2014	2,856,588	3,954,000	35,873,000
1/2015	2,217,911	3,954,000	35,873,000
7/2015	1,595,980	3,954,000	35,873,000
1/2016	949,953	3,954,000	35,873,000
7/2016	326,400	3,954,000	35,873,000
1/2017	0	3,627,530	35,873,000
7/2017	0	2,991,587	35,873,000
1/2018	0	2,326,983	35,873,000
7/2018	0	1,678,442	35,873,000
1/2019	0	997,852	35,873,000
7/2019	0	338,415	35,873,000
1/2020	0	0	35,535,337
7/2020	0	0	34,883,321
1/2021	0	0	34,195,959
7/2021	0	0	33,508,384
1/2022	0	0	32,363,005
7/2022	0	0	31,235,455
1/2023	0	0	30,057,005
7/2023	0	0	28,895,943
1/2024	0	0	27,694,062
7/2024	0	0	26,496,186
1/2025	0	0	25,254,097
7/2025	0	0	24,015,339
1/2026	0	0	22,731,683
7/2026	0	0	21,450,663
1/2027	0	0	20,124,036
7/2027	0	0	18,799,324
1/2028	0	0	17,428,274
7/2028	0	0	16,058,394
1/2029	0	0	14,641,420
7/2029	0	0	13,224,847
1/2030	0	0	11,760,397
7/2030	0	0	10,295,552
1/2031	0	0	8,782,021
7/2031	0	0	7,267,274
1/2032	0	0	5,703,004
7/2032	0	0	4,136,668
1/2033	0	0	2,519,945
7/2033	0	0	900,277
1/2034	0	0	0
7/2034	0	0	0
1/2035	0	0	0
7/2035	0	0	0

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

Outstanding Certificate Balances

FirstEnergy Ohio PIRB Special Purpose Trust 2013

Semiannual Distribution Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size	$112,909,000	$70,695,000	$262,221,000
Date
Closing Date	$112,909,000	$70,695,000	$262,221,000
1/2014	85,256,045	70,695,000	262,221,000
7/2014	53,909,401	70,695,000	262,221,000
1/2015	41,074,460	70,695,000	262,221,000
7/2015	29,424,942	70,695,000	262,221,000
1/2016	17,586,768	70,695,000	262,221,000
7/2016	5,919,335	70,695,000	262,221,000
1/2017	0	64,775,491	262,221,000
7/2017	0	53,113,841	262,221,000
1/2018	0	41,278,732	262,221,000
7/2018	0	29,589,115	262,221,000
1/2019	0	17,652,561	262,221,000
7/2019	0	5,906,111	262,221,000
1/2020	0	0	256,315,530
7/2020	0	0	244,721,499
1/2021	0	0	232,778,959
7/2021	0	0	221,139,618
1/2022	0	0	213,448,987
7/2022	0	0	205,854,698
1/2023	0	0	198,076,706
7/2023	0	0	190,334,756
1/2024	0	0	182,467,786
7/2024	0	0	174,491,894
1/2025	0	0	166,359,476
7/2025	0	0	158,113,689
1/2026	0	0	149,706,855
7/2026	0	0	141,182,053
1/2027	0	0	132,491,529
7/2027	0	0	123,678,285
1/2028	0	0	114,694,486
7/2028	0	0	105,583,052
1/2029	0	0	96,296,067
7/2029	0	0	86,876,367
1/2030	0	0	77,275,952
7/2030	0	0	67,537,570
1/2031	0	0	57,613,133
7/2031	0	0	47,545,301
1/2032	0	0	37,285,893
7/2032	0	0	26,877,478
1/2033	0	0	16,271,782
7/2033	0	0	5,511,275
1/2034	0	0	0
7/2034	0	0	0
1/2035	0	0	0
7/2035	0	0	0

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

Semiannual True-up Adjustment Mechanism for Payment of Scheduled Principal and Interest

The initial adjustment to the phase-in-recovery charges will be completed within 12 months after the issuance date for the bonds. Thereafter, during the life of the bonds of a bond issuer, the related servicer will calculate and adjust the phase-in-recovery charges semiannually, with the exception of the last year that the last maturing tranche of the bonds is expected to be outstanding, in which case adjustments as frequently as monthly may be necessary. These adjustments to the phase-in-recovery charges will be set at levels estimated to generate revenues sufficient to pay, subject to the cap to the extent applicable, approved fees and expenses of servicing the bonds, to pay interest on, and principal of, the bonds and, thus, an allocable portion of the certificates, to fund and replenish the capital subaccount of the bond issuer as required for the upcoming semiannual period and other financing costs approved in the financing order.

The following describes the mechanics for implementing the semiannual true-up adjustment mechanism on retail electric customers based on their consumption of electricity. (See also “Key Questions and Answers on Statutory True-up Adjustment Mechanism” on page 13 above.)

SEMIANNUAL TRUE-UPS FOR PAYMENT OF SCHEDULED PRINCIPAL AND INTEREST

STEP 1:	Every six months, each Ohio Company, as servicer, computes the total dollar requirement for the applicable bonds for the coming six-month period, which includes scheduled principal and interest payments and all other financing costs of the transaction approved under the financing order, adjusted to correct any prior undercollection or overcollection.

STEP 2:	Each Ohio Company allocates this total dollar requirement among specific customer classes.

STEP 3:	Each Ohio Company forecasts consumption by each customer class.

STEP 4:	Each Ohio Company divides the total dollar requirement for each customer class by the forecasted consumption to determine the applicable phase-in-recovery charge for that customer class.

STEP 5:	Each Ohio Company must make a request to the PUCO, specifying such adjustments to the applicable phase-in-recovery charges as may be necessary, regardless of the reason for the difference between forecasted and required collections. The PUCO’s review of these requests is limited to determining whether there is any mathematical error in the servicer’s application of the adjustment mechanism to the phase-in-recovery charges, including the calculation of any proportionate charges allocated to governmental aggregation customers as directed in the financing order. Such adjustments will become automatically effective 60 days after the request is submitted unless otherwise ordered by the PUCO.

STABLE AVERAGE LIVES

Severe stress cases on electricity consumption result in no measurable changes in the weighted average lives of each tranche.

Weighted Average Life Sensitivity

Tranche[6]	Expected Weighted Average Life (Years)[7]	5% (1.64 Standard Deviations from Mean)		-15% (4.94 Standard Deviations from Mean)
		WAL (yrs)	Change (days)[8]	WAL (yrs)	Change (days)[8]
A-1	1.60	1.61	0	1.65	16
A-2	5.07	5.07	0	5.12	18
A-3	13.69	13.69	0	13.71	9

[6]	Each tranche pays sequentially.
[7]	The weighted average lives assume a closing date of June 19, 2013.
[8]	Number is rounded to whole days.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

For the purposes of preparing the above chart, the following assumptions, among others, have been made: (i) the forecast error stays constant over the life of the certificates and is equal to an overestimate of electricity consumption of 5% (1.64 standard deviations from mean) or 15% (4.94 standard deviations from mean), (ii) each servicer makes timely and accurate filings to true-up the phase-in-recovery charges semiannually, (iii) customer charge-off rates are held constant at 0.89%, 0.69% and 0.97% for all classes of customers at CEI, OE, and TE, respectively, (iv) retail electric providers remit all phase-in-recovery charges one month after such charges are billed, (v) operating expenses are equal to projections, (vi) there is no acceleration of the final maturity date of any of the bonds, (vii) a permanent loss of all customers has not occurred with respect to any Ohio Company and (viii) the closing date for issuance of the certificates is June 19, 2013. There can be no assurance that the weighted average lives of the certificates will be as shown.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

The bond issuers, CEI, OE and TE, on behalf of the issuing entity, have filed a registration statement (including a prospectus and prospectus supplement) (Registration Nos. 333-187692 and 333-187692-01 through -05) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and the most recent versions of other documents filed with the SEC by or on behalf of the issuing entity for more complete information about the issuing entity, the bond issuers and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. You can also obtain copies of the registration statement from the SEC upon payment of prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices at 100 F Street, N.E., Washington, D.C. 20549. Alternatively, we, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free at (1-866-718-1649).

This Preliminary Term Sheet is not required to contain all information that is required to be included in the prospectus supplement and prospectus that will be prepared for the securities offering to which this Preliminary Term Sheet relates. The prospectus supplement and prospectus contain material information not contained herein, and the prospective purchasers are referred to the prospectus supplement and prospectus, including the final prospectus supplement and prospectus. This Preliminary Term Sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Preliminary Term Sheet is preliminary, and may be superseded by an additional term sheet provided to you prior to the time you enter into a contract of sale. This Preliminary Term Sheet is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the bonds securing them, are subject to modification or revision (including, among other things, the possibility that one or more tranches of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus supplement and prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

Neither the SEC nor any state securities commission has approved or disapproved of the certificates or determined if this Preliminary Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

Price and availability of the certificates are subject to change without notice.

Neither the State of Ohio nor the PUCO is acting as an agent for the bond issuers, CEI, OE, TE or the issuing entity or any of their affiliates in connection with the sale of the certificates.

A contract of sale will come into being no sooner than the date on which the relevant tranche has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Preliminary Term Sheet is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

NOTICE TO RESIDENTS OF SINGAPORE

EACH UNDERWRITER ACKNOWLEDGES THAT THIS PRELIMINARY TERM SHEET HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, EACH UNDERWRITER REPRESENTS, WARRANTS AND AGREES THAT IT HAS NOT OFFERED OR SOLD ANY CERTIFICATES OR CAUSED THE CERTIFICATES TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND WILL NOT OFFER OR SELL ANY CERTIFICATES OR CAUSE THE CERTIFICATES TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, AND HAS NOT CIRCULATED OR DISTRIBUTED, NOR WILL IT CIRCULATE OR DISTRIBUTE THIS PRELIMINARY TERM SHEET OR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF CERTIFICATES, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), OR ANY PERSON PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1) OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A RELEVANT PERSON WHICH IS:

(A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERRED WITHIN 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE CERTIFICATES PURSUANT TO AN OFFER MADE UNDER SECTION 275 EXCEPT:

(1) TO AN INSTITUTIONAL INVESTOR (FOR CORPORATIONS, UNDER SECTION 274 OF THE SFA) OR TO A RELEVANT PERSON DEFINED IN SECTION 275(2) OF THE SFA, OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH RIGHTS OR INTEREST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN $200,000 (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA;

(2) WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER; OR

(3) WHERE THE TRANSFER IS BY OPERATION OF LAW. THE PROSPECTUS RELATING TO THE CERTIFICATES (“PROSPECTUS”) WILL, PRIOR TO ANY SALE OF SECURITIES PURSUANT TO THE PROVISIONS OF SECTION 106D OF THE COMPANIES ACT (CAP.50), BE LODGED, PURSUANT TO SAID SECTION 106D, WITH THE REGISTRAR OF COMPANIES IN SINGAPORE, WHICH WILL TAKE NO RESPONSIBILITY FOR ITS CONTENTS. HOWEVER, THIS PRELIMINARY TERM SHEET HAS BEEN AND NOR WILL THEY BE REGISTERED AS A PROSPECTUS WITH THE REGISTRAR OF COMPANIES IN SINGAPORE. ACCORDINGLY, THE CERTIFICATES MAY NOT BE OFFERED, AND NEITHER THIS PRELIMINARY TERM SHEET NOR ANY OTHER OFFERING DOCUMENT OR MATERIAL RELATING TO THE CERTIFICATES MAY BE CIRCULATED OR DISTRIBUTED, DIRECTLY OR INDIRECTLY, TO THE PUBLIC OR ANY MEMBER OF THE PUBLIC IN SINGAPORE OTHER THAN TO INSTITUTIONAL INVESTORS OR OTHER PERSONS OF THE KIND SPECIFIED IN SECTION 106C AND SECTION 106D OF

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

THE COMPANIES ACT OR ANY OTHER APPLICABLE EXEMPTION INVOKED UNDER DIVISION 5A OF PART IV OF THE COMPANIES ACT. THE FIRST SALE OF SECURITIES ACQUIRED UNDER A SECTION 106C OR SECTION 106D EXEMPTION IS SUBJECT TO THE PROVISIONS OF SECTION 106E OF THE COMPANIES ACT.

NOTICE TO RESIDENTS OF THE PEOPLE’S REPUBLIC OF CHINA

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES LAW OF THE PEOPLE’S REPUBLIC OF CHINA (AS THE SAME MAY BE AMENDED FROM TIME TO TIME) AND ARE NOT TO BE OFFERED OR SOLD TO PERSONS WITHIN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING THE HONG KONG AND MACAU SPECIAL ADMINISTRATIVE REGIONS).

NOTICE TO RESIDENTS OF JAPAN

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN (THE “SEL”), AND MAY NOT BE OFFERED OR SOLD IN JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SEL, AND IN COMPLIANCE WITH THE OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN. AS USED IN THIS PARAGRAPH, “RESIDENT OF JAPAN” MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN.

NOTICE TO RESIDENTS OF HONG KONG

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY CERTIFICATES OTHER THAN (A) TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES (WHETHER AS PRINCIPAL OR AGENT); OR (B) TO PROFESSIONAL INVESTORS WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF THE LAWS OF HONG KONG AND ANY RULES MADE THEREUNDER; OR (C) IN CIRCUMSTANCES THAT DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES ORDINANCE (CAP. 32) OF THE LAWS OF HONG KONG OR THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE; AND IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSE OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSE OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO CERTIFICATES THAT ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED UNDER THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF THE LAWS OF HONG KONG AND ANY RULES MADE UNDER THAT ORDINANCE.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE, WHICH WE REFER TO HEREIN AS A RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”), IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A) TO QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE;

FIRSTENERGY OHIO PIRB SPECIAL PURPOSE TRUST 2013	PRELIMINARY TERM SHEET	June 10, 2013

(B) TO FEWER THAN 100 (OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150) NATURAL OR LEGAL PERSONS (OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE REPRESENTATIVES FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUING ENTITY OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF CERTIFICATES TO THE PUBLIC” IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

THIS OFFERING DOCUMENT IS DIRECTED ONLY AT PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM OR (II) ARE INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 AS AMENDED (THE “ORDER”) OR (III) ARE HIGH NET WORTH ENTITIES FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER OR (IV) SUCH OTHER PERSONS TO WHOM IT MAY LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS OFFERING DOCUMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS OFFERING DOCUMENT RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.